SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               __________________

                                    FORM 8-K
                               __________________

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  January 9, 2006
                               __________________

                                 NS8 CORPORATION
             (Exact Name of registrant as specified in its charter)

                            _________________________

          Delaware                   333-75956                 13-4142621
(State or other jurisdiction     (Commission File            (IRS Employer
    of incorporation)                 Number)              Identification No.)

              One Union Square, Suite 1525, 600 University Street,
                          Seattle, Washington                        98101
             (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code:  (206) 331-4545

  Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR  230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act  (17  CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act  (17  CFR  240.13e-4(c))


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ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

On January 9, 2006, NS8 Corporation (the "Company") executed a Mobile Content Distribution Agreement (the "Agreement") with Acme Mobile PTE Ltd. ("Acme"), a company incorporated in Singapore. Pursuant to the Agreement, Acme granted to the Company a non-exclusive license to reproduce, digitize and broadcast certain mobile entertainment content and applications in Thailand, Singapore, Australia, New Zealand, Taiwan, Hong Kong and the Philippines on the Company's websites and its customers' mobile phones. The Agreement has an initial term of three years and automatically renews for successive one-year terms if not cancelled by either party. The Company and Acme are required to jointly decide the amount of the fee to be charged to customers for the content delivered to them and the Company agreed to bill the customers. The Company and Acme will share the fees derived from the sale of the content.

There are no material relationships between the Company or its affiliates and Acme, other than in respect of the Agreement that is described herein.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    NS8  Corporation
                                                    (Registrant)

Date:     January  13,  2006                        By:  /s/ Ricardo  Rosado
                                                         -------------------
                                                         Ricardo  Rosado
                                                         Chief Financial Officer


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